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                                                                    EXHIBIT 23.3

                                    CONSENT


     We hereby consent to the reference to our firm under the section labeled "Experts" in the Amendment No. 2 to Form S-4 Registration Statement of Arch Communications Group, Inc. ("Arch") filed on Form S-4 (File Number 333-95677). As noted therein, our review and input only pertains to Federal Communications Commission matters unique to Arch included in the description of the regulatory requirements under the Communications Act and the Telecommunications Act of 1996, and the regulations thereunder, set forth under "The Merger -- Regulatory Approvals" and "Industry Overview -- Regulation." Stockholders of Arch should not rely on Wilkinson Barker Knauer, LLP with respect to any other matters or any other sections of the document.


                                          WILKINSON BARKER KNAUER, LLP

                                          By: /s/ KENNETH D. PATRICH
                                            ------------------------------------
                                              Kenneth D. Patrich


Date: July 11, 2000